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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
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
Aerostar International, Inc.                              South Dakota

GTH, Inc.                                                 Minnesota
(formerly known as Glasstite, Inc.)
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